Exhibit 99-2

Valuation and Qualifying Accounts and Reserves ($ million)

Column A	Column B	Column C		Column D	Column E

		Additions

Description	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts	Deductions	Balance at end of period

Allowance for doubtful accounts
Year ended June 30, 2004	(10)	1		1	(8)
Year ended June 30, 2003	(15)	(4)		9	(10)
Year ended June 30, 2002	(15)	(11)	4	7	(15)
Allowance for inventory obsolescence
Year ended June 30, 2004	(3)	(14)		13	(4)
Year ended June 30, 2003	(12)	(8)		17	(3)
Year ended June 30, 2002	(48)	(15)		51	(12)
Valuation allowance on deferred tax assets
Year ended June 30, 2004	(97)	58			(39)
Year ended June 30, 2003	(66)	(31)			(97)
Year ended June 30, 2002	(28)	(38)			(66)
Accrued environmental remediation
Year ended June 30, 2004	(17)	(14)		2	(29)
Year ended June 30, 2003	(17)	(2)		2	(17)
Year ended June 30, 2002	(10)	(9)		2	(17)
LIFO allowance
Year ended June 30, 2004	(8)	(1)			(9)
Year ended June 30, 2003	(11)	3			(8)
Year ended June 30, 2002	(11)				(11)
Accrued restructuring
Year ended June 30, 2004	(6)	(1)		4	(3)
Year ended June 30, 2003	(14)			8	(6)
Year ended June 30, 2002	(11)	(32)		29	(14)